Exhibit 99.1
FOR IMMEDIATE RELEASE
ADAPTHEALTH CORP. ANNOUNCES THIRD QUARTER 2024 RESULTS
PLYMOUTH MEETING, Pa. – November 5, 2024 - AdaptHealth Corp. (NASDAQ: AHCO) (“AdaptHealth” or the “Company”), a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment, medical supplies, and related services, announced today financial results for the third quarter ended September 30, 2024.
Third Quarter Results and Highlights

All comparisons are to the quarter ended September 30, 2023 unless otherwise stated.
•Net revenue was $805.9 million compared to $804.0 million, an increase of 0.2%.
•Net income attributable to AdaptHealth Corp. was $22.9 million compared to a net loss attributable to AdaptHealth Corp. of $454.1 million.
•Adjusted EBITDA was $164.3 million compared to $161.2 million, an increase of 1.9%.
•Cash flow from operations was $391.4 million year-to-date 2024, an increase from $325.4 million during the comparable period in 2023, and free cash flow was $162.7 million year-to-date 2024, an increase from $76.6 million during the comparable period in 2023.
•The Company completed the sale of certain custom rehab assets during the quarter.

Management Commentary

Suzanne Foster, Chief Executive Officer of AdaptHealth, stated, “I continue to be optimistic about the road ahead. We have identified growth opportunities, we are assembling a high performing team and investing in areas that allow us to serve even more patients in their homes.”

Financial Outlook

The Company is updating previous financial guidance for fiscal year 2024 as follows:

•Net revenue of $3.220 billion to $3.260 billion, from $3.255 billion to $3.315 billion
•Adjusted EBITDA of $655 million to $675 million, from $660 million to $700 million
•Free cash flow of $175 million to $195 million, from $160 million to $180 million
Conference Call
Management will host a teleconference today, Tuesday, November 5, 2024, at 8:30 am ET to discuss the results and business activities with analysts and investors.

Interested parties may participate in the call by dialing:
•(800) 343-4136 (Domestic) or
•(203) 518-9843 (International)

When prompted, reference Conference ID: AHCO3Q24
To access the Webcast, please go to the Company’s Investor Relations page at https://adapthealth.com/investorrelations/

Following the live call, a replay will be available for six months on the Company's website, www.adapthealth.com, under "Investor Relations."
About AdaptHealth Corp.

AdaptHealth is a national leader in providing patient-centered, healthcare-at-home solutions including home medical equipment (HME), medical supplies, and related services. The Company provides a full suite of medical products and solutions designed to help patients manage chronic conditions in the home, adapt to challenges in their activities of daily living, and thrive. Product and service offerings include (i) sleep therapy equipment, supplies, and related services (including CPAP and bi PAP services) to individuals suffering from obstructive sleep apnea, (ii) medical devices and supplies to patients for the treatment of diabetes (including continuous glucose monitors and insulin pumps), (iii) HME to patients discharged from acute care and other facilities, (iv) oxygen and related chronic therapy services in the home, and (v) other HME devices and supplies on behalf of chronically ill patients with wound care, urological, incontinence, ostomy and nutritional supply needs. The Company is proud to partner with an extensive and highly diversified network of referral sources, including acute care hospitals, sleep labs, pulmonologists, skilled nursing facilities, and clinics. AdaptHealth services beneficiaries of Medicare, Medicaid, and commercial insurance payors, reaching approximately 4.2 million patients annually in all 50 states through its network of approximately 670 locations in 47 states.
Forward-Looking Statements
This press release includes certain statements that are not historical facts but are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding projections, estimates and forecasts of revenue and other financial and performance metrics and projections of market opportunity and expectations and the Company’s acquisition pipeline. These statements are based on various assumptions and on the current expectations of AdaptHealth management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on, by any investor as, a guarantee, an assurance, a prediction or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of the Company.

These forward-looking statements are subject to a number of risks and uncertainties, including the outcome of judicial and administrative proceedings to which the Company may become a party or governmental investigations to which the Company may become subject that could interrupt or limit the Company’s operations, result in adverse judgments, settlements or fines and create negative publicity; changes in the Company’s customers’ preferences, prospects and the competitive conditions prevailing in the healthcare sector. A further description of such risks and uncertainties can be found in the Company’s filings with the Securities and Exchange Commission. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that the Company presently knows or that the Company currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. In addition, forward-looking statements reflect the Company’s expectations, plans or forecasts of future events and views as of the date of this press release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this press release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Use of Non-GAAP Financial Information

The Company uses EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow, which are financial measures that are not in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, to analyze its financial results and believes that they are useful to investors, as a supplement to U.S. GAAP measures. In addition, the Company’s ability to incur additional indebtedness and make investments under its existing credit agreement is governed, in part, by its ability to satisfy tests based on a variation of Adjusted EBITDA.

The Company believes Adjusted EBITDA and Adjusted EBITDA Margin are useful to investors in evaluating the Company’s financial performance. The Company uses Adjusted EBITDA as the profitability measure in its incentive compensation plans that have a profitability component and to evaluate acquisition opportunities, where it is most often used for purposes of contingent consideration arrangements.

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin should not be considered as measures of financial performance under U.S. GAAP, and the items excluded from EBITDA and Adjusted EBITDA are significant components in understanding and assessing financial performance. Accordingly, these key business metrics have limitations as an analytical tool. They should not be considered as an alternative to net income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity.

The Company uses free cash flow, which is a financial measure that is not in accordance with U.S. GAAP, in its operational and financial decision-making and believes free cash flow is useful to investors because similar measures are frequently used by securities analysts, investors, ratings agencies and other interested parties to evaluate the Company's competitors and to measure the ability of companies to service their debt. The Company's presentation of free cash flow should not be construed as a measure of liquidity or discretionary cash available to the Company to fund its cash needs, including investing in the growth of its business and meeting its obligations.

Free cash flow should not be considered as a measure of financial performance under U.S. GAAP. Accordingly, this key business metric has limitations as an analytical tool. It should not be considered as an alternative to any performance measures derived in accordance with U.S. GAAP or as an alternative to cash flows from operating activities as a measure of AdaptHealth’s liquidity.

ADAPTHEALTH CORP.
Condensed Consolidated Balance Sheets (Unaudited)

(in thousands)	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$100,180	$77,132
Accounts receivable	401,215	388,910
Inventory	133,490	113,642
Prepaid and other current assets	48,906	69,338
Total current assets	683,791	649,022
Equipment and other fixed assets, net	474,922	495,101
Operating lease right-of-use assets	106,390	110,465
Finance lease right-of-use assets	38,769	31,962
Goodwill	2,707,282	2,724,958
Identifiable intangible assets, net	113,452	130,160
Deferred tax assets	328,106	345,854
Other assets	17,224	21,128
Total Assets	$4,469,936	$4,508,650
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued expenses	$430,371	$391,994
Current portion of long-term debt	16,250	53,368
Current portion of operating lease obligations	30,276	29,270
Current portion of finance lease obligations	12,307	9,122
Contract liabilities	35,842	38,570
Warrant liability	2,221	4,021
Other liabilities	25,758	10,654
Total current liabilities	553,025	536,999
Long-term debt, less current portion	2,013,644	2,094,614
Operating lease obligations, less current portion	80,135	85,529
Finance lease obligations, less current portion	26,098	22,746
Other long-term liabilities	272,846	302,093
Total Liabilities	2,945,748	3,041,981
Total Stockholders' Equity	1,524,188	1,466,669
Total Liabilities and Stockholders' Equity	$4,469,936	$4,508,650

ADAPTHEALTH CORP.
  Consolidated Statements of Operations (Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except share and per share data)	2024	2023	2024	2023
Net revenue	$805,858	$804,031	$2,404,330	$2,341,943
Costs and expenses:
Cost of net revenue	681,866	693,488	2,036,532	2,022,281
General and administrative expenses	49,242	45,198	154,632	142,797
Depreciation and amortization, excluding patient equipment depreciation	11,263	14,515	34,023	45,596
Goodwill impairment	—	511,866	13,078	511,866
Total costs and expenses	742,371	1,265,067	2,238,265	2,722,540
Operating income (loss)	63,487	(461,036)	166,065	(380,597)
Interest expense, net	31,429	32,306	96,939	96,813
Loss on extinguishment of debt	2,273	—	2,273	—
Change in fair value of warrant liability	(2,243)	(9,160)	(1,800)	(31,886)
Other loss, net	—	3,317	3,345	6,574
Income (loss) before income taxes	32,028	(487,499)	65,308	(452,098)
Income tax expense (benefit)	8,073	(34,578)	21,931	(30,893)
Net income (loss)	23,955	(452,921)	43,377	(421,205)
Income attributable to noncontrolling interest	1,096	1,155	3,217	3,187
Net income (loss) attributable to AdaptHealth Corp.	$22,859	$(454,076)	$40,160	$(424,392)

Weighted average common shares outstanding - basic	134,303	134,825	133,481	134,549
Weighted average common shares outstanding - diluted	136,530	134,982	135,441	135,202

Basic net income (loss) per share	$0.16	$(3.37)	$0.28	$(3.15)
Diluted net income (loss) per share	$0.15	$(3.43)	$0.27	$(3.37)

ADAPTHEALTH CORP.
Consolidated Statements of Cash Flows (Unaudited)

	Nine Months Ended September 30,
(in thousands)	2024	2023
Cash flows from operating activities:
Net income (loss)	$43,377	$(421,205)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization, including patient equipment depreciation	274,797	290,419
Goodwill impairment	13,078	511,866
Equity-based compensation	10,614	17,284
Change in fair value of warrant liability	(1,800)	(31,886)
Reduction in the carrying amount of operating lease right-of-use assets	24,902	26,309
Reduction in the carrying amount of finance lease right-of-use assets	7,927	3,821
Deferred income tax expense (benefit)	18,664	(37,033)
Change in fair value of interest rate swaps, net of reclassification adjustment	(367)	(1,394)
Amortization of deferred financing costs	4,247	3,926
Loss on extinguishment of debt	2,273	—
Payment of contingent consideration from an acquisition	(1,850)	—
Other	569	350
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(12,305)	(10,043)
Inventory	(21,474)	12,769
Prepaid and other assets	23,656	10,956
Operating lease obligations	(25,212)	(26,959)
Operating liabilities	30,328	(23,780)
Net cash provided by operating activities	391,424	325,400
Cash flows from investing activities:
Purchases of equipment and other fixed assets	(228,719)	(248,816)
Proceeds from the sale of assets	5,316	—
Payments for business acquisitions, net of cash acquired	—	(17,917)
Payments for cost method investments	—	(128)
Net cash used in investing activities	(223,403)	(266,861)
Cash flows from financing activities:
Proceeds from borrowings on long-term debt and lines of credit	253,477	50,000
Repayments on long-term debt and lines of credit	(373,477)	(75,000)
Repayments of finance lease obligations	(8,261)	(4,558)
Payments for shares purchased under share repurchase program	—	(9,224)
Proceeds from the exercise of stock options	742	538
Proceeds received in connection with employee stock purchase plan	999	2,031
Payments relating to the Tax Receivable Agreement	(1,432)	(3,202)
Payments of debt financing costs	(6,429)	—
Distributions to noncontrolling interest	(3,500)	(2,500)
Payments for tax withholdings from restricted stock vesting and stock option exercises	(1,794)	(5,253)
Payments of contingent consideration and deferred purchase price from acquisitions	(5,298)	(1,500)
Net cash used in financing activities	(144,973)	(48,668)
Net increase in cash	23,048	9,871
Cash at beginning of period	77,132	46,272
Cash at end of period	$100,180	$56,143

ADAPTHEALTH CORP.
Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

This press release presents AdaptHealth’s EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin for the three and nine months ended September 30, 2024 and 2023.
AdaptHealth defines EBITDA as net income (loss) attributable to AdaptHealth Corp., plus net income (loss) attributable to noncontrolling interests, interest expense, net, income tax expense (benefit), and depreciation and amortization, including patient equipment depreciation.
AdaptHealth defines Adjusted EBITDA as EBITDA (as defined above), plus equity-based compensation expense, change in fair value of the warrant liability, goodwill impairment, loss on extinguishment of debt, litigation settlement expense, and certain other non-recurring items of expense or income.
AdaptHealth defines Adjusted EBITDA Margin as Adjusted EBITDA (as defined above) as a percentage of net revenue.

The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the three months ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024		2023
	(Unaudited)
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income (loss) attributable to AdaptHealth Corp.	$22,859	2.8%	$(454,076)	(56.5)%
Income attributable to noncontrolling interest	1,096	0.1%	1,155	0.1%
Interest expense, net	31,429	3.9%	32,306	4.0%
Income tax expense (benefit)	8,073	1.0%	(34,578)	(4.2)%
Depreciation and amortization, including patient equipment depreciation	90,759	11.3%	97,310	12.1%
EBITDA	154,216	19.1%	(357,883)	(44.5)%
Equity-based compensation expense (a)	863	0.1%	4,521	0.5%
Change in fair value of warrant liability (b)	(2,243)	(0.3)%	(9,160)	(1.1)%
Goodwill impairment (c)	—	—%	511,866	63.7%
Loss on extinguishment of debt (d)	2,273	0.3%	—	—%
Other non-recurring expenses, net (e)	9,148	1.2%	11,823	1.4%
Adjusted EBITDA	$164,257	20.4%	$161,167	20.0%
Adjusted EBITDA Margin		20.4%		20.0%
(a)Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)Represents a non-cash gain for the change in the estimated fair value of the warrant liability.
(c)Represents a non-cash goodwill impairment charge as a result of the fair value of the Company’s reporting unit being less than its carrying value.
(d)Represents lender fees and the write-off of unamortized deferred financing costs in connection with the refinancing of the Company's credit agreement.
(e)The 2024 period consists of $3.3 million of severance charges (primarily related to the separation of the Company's former President), $2.8 million of consulting expenses associated with systems implementation activities, $1.1 million write-down of assets, $0.5 million of expenses associated with litigation, and

ADAPTHEALTH CORP.
$1.5 million of other non-recurring expenses. The 2023 period consists of $2.9 million of expenses associated with litigation, $1.5 million of severance charges, $3.6 million of lease termination costs associated with a cost management program, $1.3 million of consulting expenses associated with systems implementation activities, and $2.5 million of other non-recurring expenses.
The following unaudited table presents the reconciliation of net income attributable to AdaptHealth Corp. to EBITDA and Adjusted EBITDA, and the reconciliation of net income attributable to AdaptHealth Corp. as a percentage of net revenue to Adjusted EBITDA Margin, for the nine months ended September 30, 2024 and 2023:

	Nine Months Ended September 30,
	2024		2023
	(Unaudited)
(in thousands, except percentages)	Dollars	Revenue Percentage	Dollars	Revenue Percentage
Net income (loss) attributable to AdaptHealth Corp.	$40,160	1.7%	$(424,392)	(18.1)%
Income attributable to noncontrolling interest	3,217	0.1%	3,187	0.1%
Interest expense, net	96,939	4.0%	96,813	4.1%
Income tax expense (benefit)	21,931	0.9%	(30,893)	(1.3)%
Depreciation and amortization, including patient equipment depreciation	274,797	11.5%	290,419	12.4%
EBITDA	437,044	18.2%	(64,866)	(2.8)%
Equity-based compensation expense (a)	10,614	0.4%	17,284	0.7%
Change in fair value of warrant liability (b)	(1,800)	(0.1)%	(31,886)	(1.4)%
Goodwill impairment (c)	13,078	0.5%	511,866	21.9%
Loss on extinguishment of debt (d)	2,273	0.1%	—	—%
Litigation settlement expense (e)	3,345	0.1%	—	—%
Other non-recurring expenses, net (f)	23,503	1.1%	33,778	1.5%
Adjusted EBITDA	$488,057	20.3%	$466,176	19.9%
Adjusted EBITDA Margin		20.3%		19.9%
(a)Represents equity-based compensation expense for awards granted to employees and non-employee directors.
(b)Represents a non-cash gain for the change in the estimated fair value of the warrant liability.
(c)The 2024 period includes non-cash goodwill impairment charges relating to the disposition of certain immaterial custom rehab technology assets. The 2023 period includes a non-cash goodwill impairment charge as a result of the fair value of the Company’s reporting unit being less than it's carrying value.
(d)Represents lender fees and the write-off of unamortized deferred financing costs in connection with the refinancing of the Company's credit agreement.
(e)Represents a $2.4 million charge for the change in fair value of shares of Common Stock of the Company that were issued in July 2024 following final court approval of the settlement of a previously disclosed securities class action lawsuit, as well as an expense of $0.9 million to settle a shareholder derivative complaint.
(f)The 2024 period consists of $9.7 million of consulting expenses associated with systems implementation activities, $3.3 million of severance charges (primarily related to the separation of the Company's former President), $3.3 million of expenses associated with litigation, $2.7 million write-down of assets, and $4.5 million of other non-recurring expenses. The 2023 period consists of $12.5 million of expenses associated with litigation, $6.3 million of severance charges (of which $2.9 million related to the separation of the Company's former CEO), $4.1 million of lease termination costs associated with a cost management program, $3.9 million of consulting expenses associated with systems implementation activities, $0.9 million of net impairments of operating lease right-of-use assets, and $6.1 million of other non-recurring expenses.

ADAPTHEALTH CORP.
Free Cash Flow

This press release presents AdaptHealth’s free cash flow for the three and nine months ended September 30, 2024 and 2023.

AdaptHealth defines free cash flow as net cash provided by operating activities less cash paid for purchases of equipment and other fixed assets.

The following unaudited table reconciles net cash provided by operating activities to the free cash flow measure for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands)	2024	2023	2024	2023
	(Unaudited)
Net cash provided by operating activities	$144,405	$98,833	$391,424	$325,400
Purchases of equipment and other fixed assets	(59,556)	(77,086)	(228,719)	(248,816)
Free cash flow	$84,849	$21,747	$162,705	$76,584

Contacts
AdaptHealth Corp.
Jason Clemens, CFA
Chief Financial Officer
IR@adapthealth.com